EXHIBIT 99.2

PISCES FOODS, LP
Balance Sheets
As of April 1, 2012 and January 1, 2012

	April 1, 2012	January 1, 2012
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,979,662	$3,857,494
Prepaid expenses and other current assets	227,182	209,186
Total current assets	4,206,844	4,066,680

Related party receivable	1,108,154	1,059,514
Property and equipment, net	25,168,536	25,488,451
Intangible assets, net	137,906	144,151
Goodwill	1,964,476	1,964,476
Other assets	18,276	18,276
TOTAL ASSETS	$32,604,192	$32,741,548

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable and accrued expenses	$2,390,577	$3,180,465
Deferred revenue	447,128	—
Current maturities of long-term debt	1,791,365	1,772,705
Total current liabilities	4,629,070	4,953,170

Long term debt, less current portion	11,317,204	11,780,193
TOTAL LIABILITIES	15,946,274	16,733,363

Partners' capital	16,657,918	16,008,185

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$32,604,192	$32,741,548

See accompanying notes.

PISCES FOODS, LP
Statements of Income
For the Thirteen Weeks Ended April 1, 2012 and April 3, 2011
(Unaudited)

	April 1, 2012	April 3, 2011

RESTAURANT SALES	$11,111,451	$11,380,223

COST OF RESTAURANT SALES
Food and paper products	3,601,627	3,710,445
Wages and benefits	3,046,690	3,117,670
Occupancy and other	2,648,931	2,688,285
Total cost of restaurant sales	9,297,248	9,516,400

INCOME FROM RESTAURANT OPERATIONS	1,814,203	1,863,823

SELLING, GENERAL AND ADMINISTRATIVE COSTS	793,234	653,063

INCOME FROM OPERATIONS	1,020,969	1,210,760

OTHER INCOME (EXPENSE)
Interest expense	(163,460)	(191,245)
Other income (expense)	26,999	(20,132)
Total other income (expense)	(136,461)	(211,377)

NET INCOME BEFORE INCOME TAXES	884,508	999,383

Income tax expense	20,159	17,755

NET INCOME	$864,349	$981,628

See accompanying notes.

PISCES FOODS, LP
Statement of Partners' Capital
For the Thirteen Weeks Ended April 1, 2012
(Unaudited)

Balance at January 1, 2012	$16,008,185

Net income	864,349
Distributions	(214,616)
Balance at April 1, 2012	$16,657,918

See accompanying notes.

PISCES FOODS, LP
Statements of Cash Flows
For the Thirteen Weeks Ended April 1, 2012 and April 3, 2011
(Unaudited)

	April 1, 2012	April 3, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$864,349	$981,628
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation of property and equipment	413,807	411,080
Amortization of intangible assets	6,245	11,744
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(17,996)	7,381
Related party receivables	(48,640)	(57,496)
Accounts payable and accrued expenses	(789,888)	(650,896)
Deferred revenue	447,128	549,237
NET CASH PROVIDED BY OPERATING ACTIVITIES	875,005	1,252,678

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of land, property and equipment	(93,892)	(101,017)
NET CASH USED IN INVESTING ACTIVITIES	(93,892)	(101,017)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt	(444,329)	(642,398)
Contributions by the partners	—	26,987
Distributions to the partners	(214,616)	(79,347)
NET CASH USED IN FINANCING ACTIVITIES	(658,945)	(694,758)

NET INCREASE IN CASH	122,168	456,903

CASH AT BEGINNING OF PERIOD	3,857,494	3,569,589
CASH AT END OF PERIOD	$3,979,662	$4,026,492

SUPPLEMENTAL DISCLOSURE
Cash paid for interest	$165,474	$254,624
Cash paid for income taxes	$—	$—

See accompanying notes.

PISCES FOODS, LP
Notes to Financial Statements
April 1, 2012 and January 1, 2012

Note 1 - Organization and Nature of Business
Organization
Pisces Foods, LP (the "Company"), a Texas Limited Partnership founded in 1995, owns and operates Wendy's Old Fashioned Hamburger restaurants in the greater Austin, Texas area. The Company has rights as a franchisee to develop the central Texas market for Wendy's Old Fashioned Hamburgers. The Company owned 32 stores as of April 1, 2012 and January 1, 2012.
The general partner is Near Group, LLC which owns a 1% interest. The general partner has the sole and exclusive right to manage the business of the Company. Profits are allocated to the partners in such amounts as the general partner in its sole discretion may determine. The general partner may make non-pro rata allocations.
Note 2 - Significant Accounting Policies
Basis of Accounting
These financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States (“GAAP”) whereby revenues are recognized in the period earned and expenses when incurred. The Company uses the same year end as the franchisor which results in a 52 - 53 week fiscal year basis.
Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect certain reported amounts and disclosures. Significant estimates include the determination of the useful lives of property and equipment and intangible assets. The Company is subject to uncertainty of future events, economic, environmental and political factors and changes in the Company's business environment; therefore, actual results could differ from these estimates. Accordingly, accounting estimates used in the preparation of the Company's financial statements will change as new events occur, more experience is acquired, as additional information is obtained, and as the Company's operating environment changes. Changes are made in estimates as circumstances warrant. Such changes in estimates and refinement of estimation methodologies are reflected in the statements.
Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are held by high credit quality financial institutions and no amounts exceeded the FDIC insured limits as of April 1, 2012 and January 1, 2012.
Inventories
The Company includes inventories of food products in prepaid and other current assets on the balance sheets. Inventories are stated at the lower of cost or market based on a first-in first-out method.
Property and Equipment
Property and equipment are stated at cost. Land is stated at cost and is not depreciated. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the estimated lives using the straight-line method. Leasehold improvements are amortized over the term of the respective leases, buildings are generally depreciated over 39 years, and all other machinery and equipment are depreciated over five to seven years.
Expenditures for maintenance and repairs are charged to expense as incurred. Major expenditures for additions, replacements and betterments are capitalized. When assets are sold, retired or fully depreciated, the cost, reduced by the related amount of accumulated depreciation, is removed from the accounts and any resulting gain or loss is recognized as income or expense.
Long-Lived Assets
Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made. No indicators of impairment existed at April 1, 2012 and January 1, 2012.

PISCES FOODS, LP
Notes to Financial Statements
April 1, 2012 and January 1, 2012
(Continued)

Goodwill and Intangible Assets
Goodwill is the excess of purchase price over the fair value of the net assets of acquired business units from Wendy's International, Inc. (“WII”), an indirect wholly-owned subsidiary of The Wendy's Company, in 1996 and was originally recorded at the date of acquisition totaling approximately $3.1 million. Up until the implementation of Accounting Standards Codification 350, Intangibles--Goodwill and Other, which disallowed amortization of goodwill and intangible assets with indefinite lives, the Company recorded approximately $1.1 million of amortization expense.
Since that time, goodwill has not been amortized, but instead is tested for impairment at least annually or more frequently if impairment indicators occur. No impairment losses were recognized in the thirteen weeks ended April 1, 2012 and April 3, 2011.
Intangible assets represent franchise costs paid to WII required to operate the Company's business units and are amortized over 15 years. As of April 1, 2012 and January 1, 2012, the Company has unamortized franchise costs totaling approximately $138,000 and $144,000 net of accumulated amortization of $574,000 and $568,000, respectively.
Revenue Recognition
Restaurant Sales includes revenues recognized upon delivery of food to the customer at company-owned restaurants and excludes sales taxes collected from the Company's customers. Certain amounts are received annually from soft drink companies to display and sell their products in the Company's stores. The Company defers these amounts and recognizes revenue ratably over twelve months.
Sales and use taxes
The Company accounts for sales and use taxes on a net basis by excluding the taxes assessed on revenue-producing transactions by the State of Texas from sales and costs of sales.
Income taxes
The Company makes no provision for federal income taxes due to the pass-through tax structure of a partnership. Income is taxed directly to the partners. Accordingly, all taxable income, losses, deductions and credits are allocated to the partners, who are responsible for the payment of taxes thereon.
The Company is subject to the Texas Margin tax, which is based on taxable margin, as defined under the law, rather than being based on federal taxable income. The Texas margin tax is accounted for as an income tax. For the thirteen weeks ended April 1, 2012 and April 3, 2011, the Company recorded Texas margin tax expense of approximately $20,000 and $18,000, respectively.
Fair Value of Financial Instruments
The fair value of the Company's financial instruments reflects the amounts that the Company estimates to receive in connection with the sale of an asset or paid in connection with the transfer of a liability in an orderly transaction between market participants at the measurement date (exit price). For financial assets and liabilities that are periodically re-measured to fair value, the Company discloses a fair value hierarchy that prioritizes the use of inputs used in valuation techniques into the following three levels:
Level 1 - quoted prices in active markets for identical assets and liabilities.
Level 2 - observable inputs other than quoted prices in active markets for identical assets and liabilities.
Level 3 - unobservable inputs.
The carrying value of cash and cash equivalents, accounts payable and other accrued expenses approximates their fair values due to their short maturities.
The fair value of fixed-rate notes payable is estimated by discounting the future cash flows for each loan category using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair values of adjustable-rate notes payable are assumed to approximate their carrying amount. The fair value of notes payable as of April 1, 2012 and January 1, 2012 is estimated to be $13.5 million and $14.0 million, while the carrying value is approximately $13.1 million and $13.5 million, respectively.
Advertising
Advertising costs are expensed as incurred. Advertising costs expensed in the thirteen weeks ended April 1, 2012 and April 3, 2011 were approximately $478,000 and $503,000, respectively.
Recent Accounting Pronouncements
In September 2011, the FASB issued ASU No. 2011-08 Intangibles - Goodwill and Other (Topic 350) Testing Goodwill for Impairment. The ASU simplifies how entities, both public and nonpublic, test goodwill for impairment. The revised standard

PISCES FOODS, LP
Notes to Financial Statements
April 1, 2012 and January 1, 2012
(Continued)

allows an entity to first assess qualitatively whether it is necessary to perform step one of the two-step annual goodwill impairment test. An entity is required to perform step one only if the entity concludes that it is more likely than not that a reporting unit's fair value is less than its carrying amount, a likelihood of more than 50 percent. An entity can choose to perform the qualitative assessment on none, some, or all of its reporting units. Moreover, an entity can bypass the qualitative assessment for any reporting unit in any period and proceed directly to step one of the impairment test, and then perform the qualitative assessment in any subsequent period.
The revised standard is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 and early adoption is permitted. The Company adopted and implemented this ASU during the thirteen weeks ended April 1, 2012 and it did not have an impact on its financial position, results of operations, or cash flows.
Other recent accounting pronouncements issued by the FASB and the American Institute of Certified Public Accountants ("AICPA") did not or are not believed by management to have a material impact on the Company's financial statements.
Note 3 - Property and equipment
Property and equipment consists of the following at April 1, 2012 and January 1, 2012:

	April 1, 2012	January 1, 2012
Buildings and improvements	$15,757,118	$15,746,417
Leasehold improvements	4,922,409	4,922,409
Furniture, fixtures, and equipment	12,432,773	12,349,582
Automobiles	322,300	322,300
Total depreciable property and equipment	33,434,600	33,340,708
Less: Accumulated depreciation	(18,466,859)	(18,053,052)
Depreciable property and equipment, net	14,967,741	15,287,656
Land	10,200,795	10,200,795
Total property and equipment	$25,168,536	$25,488,451

Depreciation expense was approximately $414,000 and $411,000 for the thirteen weeks ended April 1, 2012 and April 3, 2011, respectively.

PISCES FOODS, LP
Notes to Financial Statements
April 1, 2012 and January 1, 2012
(Continued)

Note 4 - Long-Term Debt
Notes payable consisted of the following as of:

	April 1, 2012	January 1, 2012
Notes payable under a commercial credit facility with GE Capital, fixed interest rates between 6.4% and 7.7%, monthly principal payments of approximately $78,000, maturities between March 2015 and February 2020, secured by all assets of certain restaurants	$6,510,542	$6,765,338

Notes payable under a commercial credit facility with GE Capital, variable interest rates of LIBOR plus 2.2% or 2.7% (2.4% and 2.9% at April 1, 2012), monthly principal payments of approximately $76,000, maturities between May 2015 and December 2018, secured by all assets of certain restaurants	5,656,502	5,824,445

Note payable under a commercial credit facility with Plains Capital Bank, fixed interest rate of 6.5%, monthly principal payment of $11,000, maturity scheduled in February 2025, and secured by all assets of a certain restaurant	718,782	729,587

Note payable under a commercial credit facility with Plains Capital Bank, variable interest rate of 4% at April 1, 2012 monthly principal payments of approximately $7,000, maturity in February 2017, and secured by all assets of certain restaurants	222,743	233,528
Total notes payable	13,108,569	13,552,898
Less: Current portion of long-term notes payable	(1,791,365)	(1,772,705)
Total long-term notes payable less current portion	$11,317,204	$11,780,193

As of April 1, 2012 and January 1, 2012 the commercial credit facilities contained restrictions which, among other things, require maintenance of certain financial ratios. The Company was in compliance with these restrictions during the thirteen weeks ended April 1, 2012. Prepayment of certain notes payable carries a surcharge ranging from 1 to 5% of the amount prepaid or from 1 to 4% of the outstanding principal balance.
Note 5 - Commitments and Contingencies
Operating Leases
The Company leases an office facility, certain restaurant sites, and office equipment under various operating leases. The lease on the office facility and one restaurant have initial terms of 20 years, with an option to renew for ten more years. Leases on remaining restaurant sites and office equipment have initial terms of 5 to 20 years with options to renew for periods of 5 to 25 years, subject to certain conditions.
Minimum future rentals on office space and store property as of April 1, 2012 are as follows:

9 months of FYE 2012	$562,927
FYE 2013	759,168
FYE 2014	767,078
FYE 2015	767,078
FYE 2016	772,278
Thereafter	1,061,229
$4,689,758

PISCES FOODS, LP
Notes to Financial Statements
April 1, 2012 and January 1, 2012
(Continued)

In addition to the minimum rental payments due, additional payments may be due based on gross sales at certain stores. During the thirteen weeks ended April 1, 2012 and April 3, 2011 contingent rental payments based on gross sales totaled approximately $25,000. Rental expense under property leases amounted to approximately $222,000 and $217,000 during the thirteen weeks ended April 1, 2012 and April 3, 2011, respectively.
Minimum future rentals on equipment as of April 1, 2012 are as follows:

Fiscal year ended
9 months of FYE 2012	$38,715
FYE 2013	31,620
FYE 2014	28,985
FYE 2015	—
FYE 2016	—
$99,320

Rental expense under equipment leases amounted to approximately $46,000 and $43,000 during the thirteen weeks ended April 1, 2012 and April 3, 2011, respectively.
Litigation and Risk Management
The Company is subject to various claims and legal actions arising in the ordinary course of business. There were no material claims or legal actions at April 1, 2012.
The Company also maintains various forms of insurance that the Company's management believes are adequate to reduce the exposure to these risks to an acceptable level.
Franchisor Agreement
The Company is a franchisee of WII. The Company paid 7% of revenues for royalty and national advertising fees, which totaled approximately $446,000 and $457,000 during the thirteen weeks ended April 1, 2012 and April 3, 2011, respectively, and are included in occupancy and other costs of sales on the statements of income. Approximately $313,000 and $516,000 in royalty fees were outstanding as of April 1, 2012 and January 1, 2012, respectively, and are included in accounts payable and accrued expenses on the balance sheets.
Note 6 - Related Party Transactions
The Company made rental payments for leased space on three properties to a partnership owned by officers of the Company (“Near Holdings”). The total rental payments made on such leased space during the thirteen weeks ended April 1, 2012 and April 3, 2011 was approximately $31,000.
During the thirteen weeks ended April 1, 2012 and April 3, 2011, the Company provided certain back office and financial support for Near Holdings, all of which was fully reimbursable to the Company. As of April 1, 2012 and January 1, 2012, the Company held a non-interest bearing receivable from Near Holdings for approximately $1,108,000 and $1,060,000, respectively.
In 2002, and amended in 2009, the Company entered into two separate notes payable agreements with related parties for $450,000 and $1,000,000 (collectively the “RP Notes”). These notes charged interest at 1.63% per annum, required monthly interest payments, and were scheduled to mature in January 2018. On August 30, 2011, the holders of the RP Notes assigned all rights to the partners of the Company. At this time, the partners converted the outstanding principal balance on both notes totaling approximately $1.5 million into contributed capital. Interest expense paid on the RP Notes during the thirteen weeks ended April 3, 2011 was approximately $6,000.
Note 7 - Supplier Concentrations
The Company purchases approximately 98% of its food and paper products from one vendor. Total purchases from this supplier were $3.7 million and $3.8 million for the thirteen weeks ended April 1, 2012 and April 3, 2011, respectively.

PISCES FOODS, LP
Notes to Financial Statements
April 1, 2012 and January 1, 2012
(Continued)

Note 8 - Subsequent Events
On June 11, 2012, WII completed the purchase of 30 Wendy's Old Fashioned Hamburger restaurants in the Austin, Texas area from Pisces Foods, L.P., Near Holdings, L.P., David Near and Jason Near (collectively, the “Sellers”), pursuant to the terms of an Asset Purchase Agreement by and among WII and the Sellers dated as of June 5, 2012 (the “Agreement”). The purchase price was $19.8 million in cash, subject to customary adjustments as stated in the Agreement. WII also agreed to lease the real estate, buildings and improvements related to 23 of the acquired restaurants from the Sellers and to assume the leasehold interests in the real estate, buildings and improvements related to 7 of the acquired restaurants.
Two (2) of the 32 restaurants operated by the Company were retained by the Company and were subsequently closed.
As of April 1, 2012 the net assets that would be transferred to WII were approximately as follows:

Assets to be transferred:
Cash	$45,000
Inventory	141,070
Property and equipment, net	4,677,974
Deferred revenue	(447,128)
Net assets to be transferred	$4,416,916

Assets to be disposed:
Intangible assets, net	$137,906
Goodwill	1,964,476
Net assets to be disposed	$2,102,382

The Company evaluates events that occur subsequent to the balance sheet date, but before the financial statements are issued, for possible adjustment to such financial statements or other disclosure. This evaluation generally occurs through the date at which the Company's financial statements are issued. For the financial statements as of and for the thirteen weeks ended April 1, 2012, this date was June 29, 2012.